FORM 8-K




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
February 28, 1997


THC HOMECARE, INC.
(Exact name of registrant as specified in its charter)


Utah                              1-11534        48-1092064
(State or other jurisdiction of  (Commission    (I.R.S. Employer
incorporation or organization)   File Number)   Identification
                                                No.)


3261 S. Highland Drive, Suite 613, Las Vegas, Nevada     89109
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (702) 796-1016

Medmarco, Inc.
215 South State Street, Suite 535
Salt Lake City, Utah 84111
(Former name and former address,
if changed since last report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 3. Bankruptcy or Receivership.

        On February 28, 1997, THC Homecare, Inc., together with its subsidiaries (collectively "THC"), filed for relief under Chapter 11 of the United States Bankruptcy Code pursuant to which THC plans to reorganize. The THC bankruptcy cases are being jointly administered under Case Nos. BK S 97-21412 through BK S 97-21415 in the United States Bankruptcy Court for the District of Nevada.

        As previously reported, THC incurred large operating losses in previous periods which resulted in THC operating in a deficit capital position. The bankruptcy filing was precipitated by a lawsuit filed on February 27, 1997, by Heller Financial, Inc., THC's largest secured creditor, against THC to collect amounts allegedly owed by THC and to enforce its liens. The bankruptcy filing by THC has currently stayed any further action in this suit.

        THC concluded that its best interests would be served by seeking protection under Chapter 11 of the Bankruptcy Code so that a reorganization could be pursued. THC expects to ultimately prepare and file a plan of reorganization that will be submitted to creditors and stockholders for acceptance or rejection. Any such plan must then be approved by the United States Bankruptcy Court for the District of Nevada before it can become effective. THC and its subsidiaries presently will continue business as debtors in possession. The ultimate outcome of the bankruptcy proceedings and the effects on the stockholders of THC cannot currently be predicted.


Item 7.  Financial Statements and Exhibits.

        Exhibits   See the Index to Exhibits which is incorporated
by reference.

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                           SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THC HOMECARE, INC.



                                    By:  /s/ Larry Fuller
                                             Larry Fuller,
                                        President and CEO


Date:  March 14, 1997
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                                 INDEX TO EXHIBITS


Exhibit No.        Description of Exhibits
99                 Press Release dated March 3, 1997     Exhibit filed
                                                         Herewith